UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Relypsa, Inc. (the “Company”) discloses herein the new patient starts, outpatient prescriptions and units sold to hospitals/other institutions for the full month of June 2016 and three-month period ended June 30, 2016 for Veltassa® (patiromer) for oral suspension (“Veltassa”).

These numbers have not been verified by any third party and represent the Company’s estimates as of the date indicated. The Company assumes no obligation to update them.

June 1-30, 2016

In the outpatient setting:

•	1,531 new patients started taking Veltassa with a free starter supply.

•	1,723 outpatient prescriptions were covered by payers and dispensed (retail TRx).

In the hospital/institution setting:

•	392 units were sold to hospitals and other institutions (non-retail).

Overall Quarterly Numbers

Outpatient setting*

	April 1-30, 2016	May 1-31, 2016	June 1-30, 2016	Q2 2016 Total

New patients who started taking Veltassa with a free starter supply	1,216 (average 290 patients/week)	1,385 (average 330 patients/week)	1,531 (average 348 patients/week)	4,132

Outpatient prescriptions covered and dispensed (retail TRx)	928 (average 221 prescriptions/week)	1,230 (average 293 prescriptions/week)	1,723 (average 392 prescriptions/week)	3,881

Hospital/institution setting*

	April 1-30, 2016	May 1-31, 2016	June 1-30, 2016	Q2 2016 Total

Hospital/institution units sold (non-retail)	288 (average 69 units/week)	277 (average 66 units/week)	392 (average 89 units/week)	957

*	Weekly averages were calculated assuming 4.2 weeks in April and May, and 4.4 weeks in June.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016	RELYPSA, INC.

	By:	/s/ Kristine M. Ball
Senior Vice President and Chief Financial Officer